EXHIBIT 24.1


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



                We have issued our report dated November 5, 2003
            accompanying the consolidated financial statements and
            schedule incorporated by reference or included in the Annual Report of J & J Snack Foods Corp. and Subsidiaries on Form 10-K for the year ended September 27, 2003. We hereby consent to the incorporation by reference of said reports in the Registration Statement of J & J Snack Foods Corp. and Subsidiaries on Forms S-8 (File No. 333-94795, effective January 18, 2000, File No. 333-03833, effective May 16, 1996, File No. 33-87532, effective December 16, 1994 and File No. 33-50036, effective July 24, 1992).

                                     /s/ GRANT THORNTON LLP


            Philadelphia, Pennsylvania
            December 18, 2003













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